SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2004

CRESCENT FINANCIAL CORPORATION

(Exact Name of Registrant as specified in its charter)

North Carolina	000-32951	56-2259050
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1005 High House Road, Cary, North Carolina 27513

(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 460-7770

Not Applicable

(Former address of principal executive offices)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On July 19, 2004, Crescent Financial Corporation (the “Registrant”) announced financial results for the second quarter ended June 30, 2004, reporting net income of $519,000 and earnings per common share of $0.14 (diluted). A copy of the earnings press release (the “Press Release”) announcing the Registrant’s financial results for the second quarter ended June 30, 2004 is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 5.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated July 19, 2004 with respect to Registrant’s financial results for the second quarter ended June 30, 2004

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 19, 2004, the Registrant announced financial results for the second quarter ended June 30, 2004, reporting net income of $519,000 and earnings per common share of $0.14 (diluted). A copy of the Press Release announcing the Registrant’s results for the second quarter ended June 30, 2004 is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 12.

The Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995, including, without limitation, (i) statements regarding certain of Crescent Financial Corporation’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current belief and expectations of Crescent Financial Corporation’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Crescent Financial Corporation’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT FINANCIAL CORPORATION

By:	/s/ Michael G. Carlton
Michael G. Carlton
President and CEO

Dated: July 20, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Earnings Press Release dated July 19, 2004